UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

PERIMETER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41027	33-2098357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

8000 Maryland Avenue, Suite 350

Clayton, Missouri 63105

(Address of principal executive offices, including zip code)

(314) 396-7343

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On December 19, 2025, Perimeter Intermediate, LLC (“Perimeter Intermediate”), as guarantor and a wholly owned direct subsidiary of Perimeter Solutions, Inc. (“Perimeter” or the “Company”), and Perimeter Holdings, LLC (“Perimeter Holdings”), as borrower and a wholly owned indirect subsidiary of the Company, and certain of Perimeter Holdings’ subsidiaries, as guarantors, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent, and other loan parties party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement provides for a senior secured revolving credit facility (the “Amended and Restated Revolving Credit Facility”) in an aggregate principal amount of up to $200.0 million. The Amended and Restated Revolving Credit Facility will mature on December 19, 2030, subject to a springing maturity ninety-one (91) days prior to the maturity date of the 2029 Notes. The Amended and Restated Revolving Credit Facility includes a $40.0 million swingline sub-facility and a $50.0 million letter of credit sub-facility. The Amended and Restated Credit Agreement allows Perimeter Holdings to increase commitments under the Amended and Restated Revolving Credit Facility up to an aggregate amount not to exceed the greater of (i) $315.0 million (or, after the completion of the MMT Acquisition, $360.0 million) and (ii) 100.00% of Consolidated EBITDA for the most recent four-quarter period (minus the aggregate outstanding principal amount of certain ratio debt permitted to be incurred thereunder).

The Amended and Restated Revolving Credit Facility bears interest at a rate equal to (i) an applicable margin, plus (ii) at our option, either (x) the Secured Overnight Financing Rate for the applicable corresponding tenor (“Term SOFR”) as published by CME Group Benchmark Administration, subject to a Floor of 1.00% or (y) a base rate determined by reference to the highest of (a) the prime commercial lending rate published by the Wall Street Journal, (b) the federal funds rate plus 0.50%, (c) the one-month Term SOFR rate plus 1.00% and (d) 1.00%. The applicable margin will be 2.75%, in the case of Term SOFR-based loans, and 1.75% in the case of base rate-based loans, with two step-ups of 0.25% each when the Consolidated Secured Net Leverage Ratio exceeds 3.75:1.00 and 4.25:1.00, respectively.

The Amended and Restated Revolving Credit Facility will be fully and unconditionally guaranteed by Perimeter Intermediate and each of Perimeter Holdings’ existing and future domestic wholly-owned material restricted subsidiaries, subject to customary exceptions, and is secured by a first priority lien, subject to certain permitted liens, on substantially all of the Perimeter Holdings’ and each of the guarantors’ existing and future property and assets, subject to customary exceptions.

The foregoing description of the Amended and Restated Revolving Credit Facility is a summary only and is qualified in its entirety by reference to the Amended and Restated Revolving Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Agreement to Mootness Fee in Stockholder Class Action Case

On October 1, 2025, Plaintiff Bruce Taylor (“Plaintiff”), a purported stockholder of Perimeter filed a putative class action complaint (“Complaint”) in the Court of Chancery of the State of Delaware (“Court”) against the Company and two members of our Board of Directors, Haitham Khouri, and Vivek Raj (the “Director Defendants” and collectively, with the Company, the “Defendants”) under the caption Taylor v. Perimeter Solutions, Inc., C.A. No. 2025-1118-JTL (the “Action”).

Plaintiff alleged that Defendants breached the Company’s certificate of incorporation and violated Section 141 of the Delaware General Corporation Law by permitting the Director Defendants to serve as directors until 2027 without standing for annual elections. The Defendants believe that the allegations of the Complaint were meritless, deny those allegations, and deny that any violation of applicable law has occurred. Solely to minimize expenses and distraction and to avoid the uncertainty of any litigation, however, on October 29, 2025, Perimeter’s Board of Directors adopted resolutions approving or confirming, as applicable, the election of the Director Defendants (including to any vacancies on the Board of Directors). On October 30, 2025, the Company filed a Form 10-Q disclosing that the Director Defendants will stand for election at the 2026 annual meeting and annually thereafter. Plaintiff agreed that these actions (the “Mooting Actions”) mooted his claims.

On November 7, 2025, the parties entered into a proposed Stipulation and Order Dismissing the Action as Moot and Retaining Jurisdiction to Determine Plaintiff’s Counsel’s Application for an Award of Attorneys’ Fees and Expenses (the “Stipulation and Proposed Order”), pursuant to which the Court would retain jurisdiction regarding any application Plaintiff might make for an award of attorneys’ fees, which the Court entered. The Court retained jurisdiction to approve a form of notice concerning attorneys’ fees payable to Plaintiff in connection with the Mooting Actions. Following negotiation among the parties, with the intent to avoid further litigation and legal costs, and not as an admission of any of the Plaintiff’s claims, the Company subsequently agreed to pay $725,000 in attorneys’ fees and expenses in full satisfaction of any and all claims by Plaintiff and all of his counsel for fees and expenses in the Action.

On December 22, 2025, the Court entered an order closing the Action, subject to the Company filing an affidavit with the Court confirming that this notice has been issued.

In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness. Plaintiffs’ counsel is Ned Weinberger of Labaton Keller Sucharow LLP, (302) 573-2540. Counsel to the Company and the Board of Directors is Sarah Runnels Martin of Greenberg Traurig, LLP, (302) 661-7374.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 19, 2025, by and among Perimeter Intermediate, LLC, as guarantor; Perimeter Holdings, LLC, as borrower; the other guarantors party thereto; the lenders, L/C issuers and swing line lender parties thereto; Morgan Stanley Senior Funding, Inc., as administrative agent; and Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Bank of America, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and bookrunning managers; and Bank of Montreal and HSBC Securities (USA) Inc., as co-documentation agents.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, Inc.

Date: December 29, 2025	By:	/s/ Kyle Sable
Kyle Sable
Chief Financial Officer